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                               EXHIBIT 23 (A)








                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 31, 1994, and to all references to our Firm included in this registration statement.





                                          /s/ Arthur Andersen & Co.
                                          -------------------------
                                          ARTHUR ANDERSEN & CO.


Chicago, Illinois,
February 28, 1994